UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2025

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42252	98-1785406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 687-8212

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IMSR	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Common Stock at a price of $11.50 per share	IMSRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously reported, on March 28, 2025, Terrestrial Energy Inc. (the “Registrant” or the “Company”, formerly known as HCM II Acquisition Corp. (“HCM II”) prior to the Business Combination described herein) consummated its previously announced business combination (the “Business Combination”) with the entity formerly known as Terrestrial Energy Inc. and now named Terrestrial Energy Development Inc. (“Legacy Terrestrial Energy”), pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among the Company, Legacy Terrestrial Energy, and HCM II Merger Sub Inc., a direct, wholly owned subsidiary of HCM II (“Merger Sub”). Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Legacy Terrestrial Energy, with Legacy Terrestrial Energy as the surviving company and becoming a wholly owned subsidiary of the Registrant (the “Merger”).

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of independent registered public accounting firm.

On November 21, 2025, the Audit Committee approved the dismissal of WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of HCM II prior to the consummation of the Merger, as the independent registered public accounting firm of the Registrant, effective as of the date of notice to Withum, which was delivered to Withum on Monday, November 24, 2025.

The report of Withum on the financial statements of HCM II for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about HCM II’s ability to continue as a going concern. The report of Withum on HCM II’s report on the financial statements of HCM for the year ended December 31, 2024 included an emphasis of matter paragraph with respect to the restatement of financial statements to correct the inclusion of a transaction with HCM II’s underwriter in the related party transaction footnote.

During the period from April 4, 2024 (HCM II’s inception) through September 30, 2025 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1935, as amended.

The Registrant has provided Withum with a copy of the foregoing disclosures and requested that Withum furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant set forth above. A copy of the letter from Withum, dated November 24, 2025, is filed as Exhibit 16.1 to this Current Report.

(b)	Disclosures regarding the new independent auditor.

On November 21, 2025, the Audit Committee approved the engagement of UHY LLP (“UHY”) as the Registrant’s independent registered public accounting firm to audit the consolidated financial statements of the Registrant as of and for the year ended December 31, 2025. UHY served as the independent registered public accounting firm of Legacy Terrestrial Energy prior to the consummation of the Merger. During the period from April 4, 2024 (HCM II’s inception) to September 30, 2025 and the subsequent interim period through November 21, 2025, HCM II did not consult with UHY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of HCM II, and neither a written report nor oral advice was provided to HCM II that UHY concluded was an important factor considered by HCM II in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
16.1	Letter from WithumSmith+Brown, PC to the SEC, dated November 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2025	TERRESTRIAL ENERGY INC.

	By:	/s/ Brian Thrasher
	Name:	Brian Thrasher
	Title:	Chief Financial Officer